Exhibit 2

SECURED PROMISSORY NOTE

$400,000.00	March 29, 2007

      FOR VALUE RECEIVED, the undersigned IHL INVESTMENTS, LLC, a Delaware limited liability company (“Maker”), having an address at 3402 Oak Grove, Suite 200, Dallas, Texas 75204 hereby promises to pay to the order of HARRIS CORPORATION, a Delaware corporation, or its assigns (“Payee”), at 1025 West NASA Boulevard, Melbourne, Florida 32919, or at such other address as Payee may from time to time designate to Maker in writing, the principal sum of FOUR HUNDRED THOUSAND DOLLARS ($400,000.00), in lawful money of the United States of America which, at the time of payment, shall be legal tender for the payment of all debts, public and private without interest, except as set forth below following maturity or an Event of Default.

The holder of this Note is entitled to the rights and benefits of the Pledge Agreement between Maker and Payee entered into as of March 29, 2007 (“Pledge Agreement”) and may enforce the agreement of the Maker contained therein and exercise the remedies provided for thereby or otherwise available in respect thereof. Reference is made to the Pledge Agreement for a statement of such rights and benefits.

1.    Payment of Principal and Interest.

(a)    The entire unpaid principal balance on this Note, shall be due and payable on December 27, 2007, if not sooner paid, accelerated or declared to be due and payable.

(b)    If any day for payment of principal of, or interest on, this Note shall be a day other than a business day, such payment shall be made on the next succeeding business day.

(c)    All payments hereunder shall be applied first to all fees, expenses and other amounts (exclusive of principal and interest) then due hereunder, next to interest then due and the balance to the principal then due.

(d)    Maker shall not be obligated to pay and Payee shall not collect interest at a rate in excess of the maximum permitted by law or the maximum that will not subject Payee to any civil or criminal penalties. If because of the acceleration of maturity, the payment of interest in advance or any other reason, Maker is required, under the provisions of this Note, to pay interest at a rate in excess of such maximum rate, the rate of interest under such provisions shall immediately and automatically be reduced to such maximum rate, and any payment made in excess of such maximum rate together with interest thereon at the rate provided herein from the date of such payment, shall be immediately and automatically applied to the payment of expenses owing to Payee and then to the reduction of the unpaid principal balance of this Note as of the date on which such excess payment was made. If the amount to be so applied to reduction of the unpaid principal balance exceeds the unpaid principal balance, the amount of such excess shall be refunded by Payee to Maker.

2.    Prepayment of Principal.

(a)    Maker may prepay principal of this Note in whole or in part at any time without penalty or premium and the payment of all other fees, expenses and sums due and owing hereunder, in each case with the amount of such prepayment being applied first to any such fees or expenses then to principal as set forth in this Note.

(b)    Payee shall have the right to require that this Note be prepaid in full (i) upon the sale, transfer or other disposition by Maker of all or substantially all of its property, assets or business or (ii) upon any merger, reorganization or consolidation in which Maker is not the resulting or surviving entity or (iii) upon any merger, reorganization, sale of interests or other similar event pursuant to which the current owners of the interests of Maker cease to own more than fifty (50%) percent of the interests of Maker.

3.    Late Charges; Default Interest. After maturity (whether by acceleration, required prepayment or otherwise) of this Note or after the occurrence of an Event of Default (as defined below) with respect to any payment of principal due on this Note, this Note shall bear interest, payable on demand, at a rate of twelve and one-half (12.5%) percent per annum, but not in excess of the maximum rate allowed by law.

4.    Security. This Note is secured by and entitled to the benefit of the Pledge Agreement.

5.    Affirmative Covenants. So long as this Note shall remain unpaid, Maker shall, unless waived by the advance written consent of Payee:

(a)    Legal Existence. Maintain its existence in good standing in the jurisdiction of Delaware, and operate its business in the ordinary course.

(b)    Taxes. Pay and discharge when due all taxes, upon or with respect to Maker and upon the income, profits and property of Maker.

(c)    Observance of Legal Requirements. Observe and comply in all respects with all laws, ordinances, orders, judgments, rules, regulations, certifications, franchises, permits, licenses, directions and requirements of all governmental bodies, which now or at any time hereafter may be applicable to Maker, the failure to comply with which could reasonably be expected to have a material adverse effect on Maker, its business, or its ability to comply with its obligations under this Note or the Pledge Agreement.

            (d)    Inspection. Upon the occurrence of an Event of Default hereunder, or an event which, with notice or lapse of time, or both, would constitute an Event of Default, permit representatives of Payee at all reasonable times during normal business hours, upon prior notice to Maker, to visit the offices of Maker, to examine the books and records of Maker and accountants' reports relating thereto, and to make copies or extracts therefrom, and to discuss the affairs of Maker with the officers thereto, and to examine and inspect the property of Maker, provided that in all such events Payee shall use reasonable efforts to avoid or minimize any interference with the operations of the business of Maker.

6.    Events of Default. Any of the following events shall constitute an “Event of Default” under this Note:

(a)    A failure by Maker to pay any principal of, or any other sum due under, this Note, including any required prepayment within three (3) days after it shall become due; or

(b)    A default by Maker in the performance of any covenant contained herein and such default shall continue for ten (10) days; or

(c)    An “Event of Default” (as defined in the Pledge Agreement) under the Pledge Agreement; or

(d)    A proceeding shall have been instituted by or against Maker (i) seeking to have an order for relief entered in respect of it or seeking a declaration or entailing a finding that Maker is insolvent or a similar declaration or finding, or seeking dissolution, winding-up, charter revocation or forfeiture, liquidation, reorganization, arrangement, adjustment, composition or other similar relief with respect to Maker or its assets or debts under any applicable federal or state law relating to bankruptcy, insolvency, relief of debtors or protection of creditors, termination of legal status or any other similar law now or hereafter in effect, or (ii) seeking appointment of a receiver, trustee, custodian, liquidator, assignee, sequestrator or other similar official for Maker, or for all or any substantial part of its properties, and, in the case of clause (i) or (ii), if against Maker, such proceeding shall remain undismissed and unstayed, or an order or decree approving or ordering any of the foregoing shall be entered and continued unstayed and in effect, for a period of thirty (30) consecutive days; or

(e)    Maker shall become insolvent, shall become generally unable to pay its debts as they become due, shall voluntarily suspend transaction of its businesses, shall make a general assignment for the benefit of creditors, or shall dissolve, wind-up or liquidate any substantial part of its properties, or shall take any corporate action in furtherance of any of the foregoing; or

(f)    One or more judgments for the payment of money or attachment against any of its properties shall have been entered against Maker which judgment(s) or attachment(s) in the aggregate exceeds $50,000.00.

7.    Remedies. At any time after occurrence and during the continuance of an Event of Default, Payee may, at its option and without notice or demand, do any one or more of the following:

(a)    Declare the entire unpaid principal balance of this Note, together with interest accrued thereon if any, and all other sums due from Maker hereunder, to be immediately due and payable; or

(b)    Exercise any other right or remedy as may be provided in this Note, the Pledge Agreement or as otherwise provided at law or in equity or otherwise.

8.    Costs and Attorney's Fees. In any suit, action or proceeding for the collection of this Note or to enforce any of Payee's rights hereunder, Payee may recover all reasonable and actual costs of and other expenses in connection with the suit, action or proceeding, including attorney fees and disbursements, paid or incurred by Payee.

9.    Remedies Cumulative. The rights and remedies provided to Payee in this Note and the Pledge Agreement (a) are not exclusive and are in addition to any other rights and remedies Payee may have at law or in equity, (b) shall be cumulative and concurrent, (c) may be pursued singly, successively or together against Maker, at the sole discretion of Payee, and (d) may be exercised as often as occasion therefore shall arise. The failure to exercise or delay in exercising any such right or remedy shall not be construed as a waiver or release thereof.

10.    Waivers and Agreements. Maker and all endorsers, sureties and guarantors, jointly and severally: (a) waive presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and all other notices (not expressly provided for in this Note) in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note; and (b) agree that the liability of each of them shall be unconditional without regard to the liability of any other party and with respect to any such endorser, surety or guarantor, shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee at any time. Such endorsers, sureties and guarantors, jointly or severally, further (x) consent to any and all indulgences, extensions of time, renewals, waivers or modifications granted or consented to by Payee at any time; and (y) agree that additional makers, endorsers, guarantors or sureties may become parties to this Note without notice to them or affecting their liability under this Note.

11.    Payee's Waivers. Payee shall not be deemed, by any act or omission or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Payee. Such a written waiver signed by Payee shall waive Payee's rights and remedies only to the extent specifically stated in such written waiver. A waiver as to one or more particular events of defaults shall not be construed as continuing or as a bar to or waiver of any right or remedy as to another or subsequent event or default.

12.    Miscellaneous.

(a)    Successors and Assigns. The words “Payee” and “Maker” shall include the respective distributees, successors and permitted assigns of Payee and Maker, respectively. The provisions of this Note shall bind and inure to the benefit of Payee and Maker and their respective distributees, successors and assigns. Notwithstanding the foregoing, Maker shall have no right to distribute, assign, delegate, or otherwise transfer this Note or any of Maker’s obligations hereunder without the prior written consent of Payee. Payee may, in its sole discretion and without Maker’s consent, assign or transfer this Note, any security for this Note and any right, remedy or obligation of Payee under the Pledge Agreement.

(b)    No Set-Off. All payments hereunder shall be made without set-off or counterclaim under any circumstances and in such amounts as may be necessary in order that all such payments shall not be less than the amounts otherwise specified to be paid hereunder.

(c)    Amendment of Note. This Note may be modified, amended, discharged or waived only by an agreement in writing signed by the party against whom enforcement of any such modification, amendment, discharge or waiver is sought.

(d)    Governing Law. This Note shall be governed by and construed according to the laws of the State of Florida without regard to its conflict of laws principles.

(e) Partial Invalidity. The unenforceability or invalidity of any one or more provisions shall not render any other provisions herein contained unenforceable or invalid.

(f)    Waiver of Jury Trial; Jurisdiction. Payee and Maker hereby waive trial by jury in any litigation in any court with respect to, in connection with, or arising out of this Note or the validity, protection, interpretation, collection or enforcement thereof, or any other claim or dispute howsoever arising between Payee and Maker hereunder. Maker hereby irrevocably submits to the jurisdiction of any state court located in Brevard County, Florida, or in a federal court located in the Middle District of Florida for the purpose of any suit, actions, proceedings, or judgments relating or arising out of this Note.

(g)    Notices. All notices, consents, requests, instructions, approvals and other communications which may be or are required to be given, served or sent by either party pursuant to this Note, shall be in writing and shall be delivered personally, or sent by nationally recognized overnight courier service, or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to Buyer:           IHL Investments, LLC
                            3402 Oak Grove, Suite 200
Dallas, Texas 75204
Attention: Manager

With a copy to:    Gillespie, Roger, Watsky & Jones, P.C.
3402 Oak Grove, Suite 200
Dallas, Texas 75204
Attention: Hal K. Gillespie, Esq.

If to Seller:         Harris Corporation
                    1025 West NASA Boulevard
                             Melbourne, FL 32919
                            Attention: Scott T. Mikuen

Each party may designate by notice in writing as aforesaid a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request or communication which shall be mailed, sent, or delivered in the manner described above, shall be deemed sufficiently given, served, sent or received for all purposes (i) on the day personally delivered or faxed, (ii) on the second day after the date delivered to a nationally recognized overnight courier, or (iii) on the fifth day following the date sent by certified mail.

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IN WITNESS WHEREOF, IHL INVESTMENTS, LLC has executed this SECURED PROMISSORY NOTE the day and year first written above.

MAKER: IHL INVESTMENTS, LLC
By: /s/ L. Balikowsky Name: L. Balikowsky Title: Manager

ATTEST:

 /s/ Hal Gillespie

STATE OF TEXAS:
COUNTY OF DALLAS:

I hereby certify, that on this day, before me, an officer duly authorized in the State and County aforesaid to take acknowledgements, personally appeared  L. Balikowsky of IHL INVESTMENTS, LLC, who is personally known to me or has produced  as identification, and who executed the foregoing instrument and he acknowledged before me that he executed the same.

Witness my hand and official seal in the County and State last aforesaid this 29th day of March, 2007.

/s/ Patricia Stevens
Notary Public

(Seal)	My commission expires July 25, 2009

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